                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Check the appropriate box:
      / /        Preliminary Information Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      /X/        Definitive Information Statement

                                TETRA TECH, INC.
         -------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                          670 NORTH ROSEMEAD BOULEVARD
                               PASADENA, CA 91107

                            ------------------------

To the Stockholders of
Tetra Tech, Inc.

    The Board of Directors of Tetra Tech, Inc. (the "Company") is seeking the approval of its stockholders by written consent in lieu of a meeting of its 2001 Stock Plan, as amended. The 2001 Stock Plan (the "Plan") was adopted by the Board, subject to stockholder approval, on December 29, 2001. At the Annual Meeting of the Stockholders of the Company held on February 22, 2001, the stockholders failed to approve the Plan. Based upon stockholder input, the Board adopted the following amendments to the Plan on May 22, 2001: (i) a reduction in the aggregate number of shares of the Company's common stock, $.01 par value ("Common Stock"), that may be issued pursuant to the Plan from 5,000,000 to 2,000,000; and (ii) a reduction in the maximum number of shares that may be issued to a single participant (pursuant to the exercise of a stock option or the grant of restricted stock) from 1,000,000 to 400,000. The Plan, as amended, is hereinafter referred to as the "Amended Plan." No meeting of stockholders is being held in connection with this consent solicitation. Please consider, sign and return the enclosed form of written consent.

    Stockholders of record on May 25, 2001 are entitled to submit consents. The Consent Solicitation Statement on the following pages describes the matter being presented to the stockholders.

    The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Amended Plan.

    We request that you please sign, date and return your consent in the enclosed envelope on or before August 4, 2001. If you submit a properly executed consent within sixty (60) days of the delivery of the first dated consent delivered to the Company, your stock will be voted in favor of the Amended Plan. Any other action by you will have the practical effect of voting against the Amended Plan.

                                             By Order of the Board of Directors

                                             /s/ RICHARD A. LEMMON
                                             ---------------------------------
                                             Richard A. Lemmon
                                             EXECUTIVE VICE PRESIDENT AND SECRETARY

Pasadena, California
Dated: May 31, 2001

                                TETRA TECH, INC.
                          670 NORTH ROSEMEAD BOULEVARD
                               PASADENA, CA 91107

                            ------------------------

                         CONSENT SOLICITATION STATEMENT

                            ------------------------

                         INFORMATION REGARDING CONSENTS

    This Consent Solicitation Statement and the accompanying form of consent are furnished in connection with the solicitation of stockholder consents by the Board of Directors of Tetra Tech, Inc. (the "Company"), in lieu of a meeting of stockholders, in connection with the approval of the Company's 2001 Stock Plan, as amended (the "Consent Solicitation"). The 2001 Stock Plan (the "Plan") was adopted by the Board, subject to stockholder approval, on December 29, 2001. At the Annual Meeting of the Stockholders of the Company held on February 22, 2001, the stockholders failed to approve the Plan. Based upon stockholder input, the Board adopted the following amendments to the Plan on May 22, 2001: (i) a reduction in the aggregate number of shares of Common Stock that may be issued pursuant to the Plan from 5,000,000 to 2,000,000; and (ii) a reduction in the maximum number of shares that may be issued to a single participant (pursuant to the exercise of a stock option or the grant of restricted stock) from 1,000,000 to 400,000. The Plan, as amended, is hereinafter referred to as the "Amended Plan." Only stockholders of record on the books of the Company at the close of business on May 25, 2001 (the "Record Date") will be entitled to submit a consent. It is anticipated that these consent solicitation materials will be mailed to stockholders on or about June 4, 2001.

    The Company is incorporated in Delaware and is therefore subject to the Delaware General Corporation Law (the "DGCL"). Section 228 of the DGCL permits the stockholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DGCL also provides that the minimum necessary votes must be received by the Company within 60 days following the Company's receipt of the first such written consent. Accordingly, if, within 60 days following the Company's receipt of the first such written consent approving the Amended Plan, the Company receives executed consents approving the Amended Plan from the holders of a majority of the issued and outstanding shares of Common Stock, and those consents have not been revoked, the stockholders will be deemed to have approved the Amended Plan.

    All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the Amended Plan are received by the Company within 60 days of the date of the Company's receipt of the first such consent.

    As required by the DGCL, if the Amended Plan is approved by the stockholders, the Company will promptly notify those stockholders from whom consents have not been received.

    A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company prior to the time at which the Company has received written consents sufficient to approve the Amended Plan. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer effective. The revocation should be addressed to Richard A. Lemmon, Executive Vice President and Secretary, Tetra Tech, Inc., 670 North Rosemead Boulevard, Pasadena, California 91107.

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") at the close of business on the Record Date, will be entitled to submit a consent on the accompanying form. On that date, the Company had outstanding 41,030,461 shares of Common Stock. Each share of Common Stock is entitled to one vote in the Consent Solicitation.

    With respect to the 2001 Stock Plan, any action other than the delivery of a properly executed consent within such 60-day period will have the practical effect of voting against the Amended Plan.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. ENCLOSED WITH THIS CONSENT SOLICITATION STATEMENT IS A FORM OF WRITTEN CONSENT WHICH SHOULD BE USED TO INDICATE APPROVAL OF THE AMENDED PLAN.

    The Company will bear the entire cost of solicitation of consents, including preparation, assembly, printing and mailing of this Consent Solicitation Statement, the consent form and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the ownership of the Company's Common Stock as of May 1, 2001 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock,
(ii) each director and each executive officer of the Company named in the "Summary Compensation Table" included in the "Executive Compensation" section of this Consent Solicitation Statement and (iii) all directors and executive officers as a group. Unless otherwise noted in the following table, the address of each beneficial owner is 670 N. Rosemead Boulevard, Pasadena, California 91107. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                             NUMBER OF SHARES    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER(1)                                 BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
---------------------------                                 ------------------   ---------------------
T. Rowe Price Associates, Inc.(2).........................        2,245,664                5.5%
  100 East Pratt Street
  Baltimore, Maryland 21202

AIM Management Group Inc.(3)..............................        2,152,070                5.3%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046

The Northwestern Mutual Life Insurance Company(4).........        2,123,241                5.2%
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202

Li-San Hwang(5)...........................................        1,706,076                4.2%

Daniel A. Whalen(6).......................................          530,591                1.3%

J. Christopher Lewis(7)...................................           57,182                  *

Patrick C. Haden(8).......................................            9,536                  *

James J. Shelton(9).......................................           11,784                  *

James M. Jaska(10)........................................           62,540                  *

Richard A. Lemmon(11).....................................           25,184                  *

Charles R. Faust(12)......................................           59,238

William R. Brownlie(13)...................................          173,829                  *

Glenn S. Burkhardt(14)....................................           34,288                  *

Total beneficial shares of all directors and executive
  officers as a group (12 persons)(15)....................        2,931,750                7.2%

------------------------

*   Amount represents less than 1% of the Company's Common Stock.

(1) Applicable percentages of ownership are based on 40,622,515 shares of Common Stock outstanding on May 1, 2001, adjusted as required by the rules promulgated by the Securities and Exchange Commission (SEC). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 14, 2001, filed by T. Rowe Price Associates, Inc.

(3) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of February 9, 2001, filed by AIM Management Group Inc. on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

(4) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 6, 2001, filed by The Northwestern Mutual Life Insurance Company.

(5) Includes 63,952 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(6) Includes 19,531 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001. Also includes 462,674 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen, as Trustees for the Whalen Family Trust U/A/D 4/30/92, and 48,712 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen, as Trustees for the Whalen Family Foundation.

(7) Includes 28,608 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(8) Includes 9,536 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(9) Includes 4,768 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001. Also includes 7,016 shares of Common Stock held by JJS Holdings Limited Partnership, of which Mr. Shelton and his wife are the General Partners.

(10) Includes 61,583 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(11) Includes 22,939 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(12) Includes 31,621 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(13) Includes 46,083 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001. Also includes 4,083 shares of Common Stock owned by Dr. Brownlie's wife and an aggregate of 2,100 shares of Common Stock owned by his minor children.

(14) Includes 1,437 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

(15) Includes an aggregate of 371,284 shares issuable with respect to stock options exercisable within 60 days after May 1, 2001.

                      PROPOSAL TO APPROVE OF THE COMPANY'S
                          2001 STOCK PLAN, AS AMENDED

    The 2001 Stock Plan (the "Plan") was adopted by the Board, subject to stockholder approval, on December 29, 2001. At the Annual Meeting of the Stockholders of the Company held on February 22, 2001, the stockholders failed to approve the Plan. Based upon stockholder input, the Board adopted the following amendments to the Plan on May 22, 2001: (i) a reduction in the aggregate number of shares of Common Stock that may be issued pursuant to the Plan from 5,000,000 to 2,000,000; and (ii) a reduction in the maximum number of shares that may be issued to a single participant (pursuant to the exercise of a stock option or the grant of restricted stock) from 1,000,000 to 400,000. The Plan, as amended, is hereinafter referred to as the "Amended Plan." The Amended Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock (as described below). The Amended Plan is attached to this Consent Solicitation Statement as Annex A and incorporated by reference into this Consent Solicitation Statement.

    The Company cannot determine at this time either the number of options or shares of restricted stock that it will allocate to its directors and executive officers participating in the Amended Plan, or the number of options of shares of restricted stock that these persons will actually receive in the future because the amount and value of such awards that will be granted to any participant are within the Company's discretion, subject to the limitations described above.

                    SUMMARY DESCRIPTION OF THE AMENDED PLAN

GENERAL

    The Amended Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to employees, directors and other persons providing services to the Company. Under the Amended Plan, shares of Common Stock may be issued either upon exercise of options or purchases of restricted stock. If the Amended Plan is approved by the stockholders, the Company will cease granting stock options under its 1992 Incentive Stock Plan. Under the Amended Plan, 2,000,000 shares may be issued either as restricted stock or upon the exercise of options.

    The purpose of the Amended Plan is to promote the interests of the Company and its stockholders by enabling the Company to offer grants of stock to better attract, retain and reward its employees, directors and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

ELIGIBILITY AND PARTICIPATION

    Persons eligible for options under the Amended Plan are employees, directors and other persons providing services to the Company. However, incentive stock options may only be granted to employees. The maximum number of shares that may be issued to a single participant (upon the exercise of options and/or grants of restricted stock) is 400,000. Currently, the Company has over 6,900 employees.

    The Company has not determined all of the individuals who will receive options or restricted stock, or the options or restricted stock that will be granted to any individual or group of individuals.

ADMINISTRATION

    The Amended Plan will be administered by a committee (the "Committee") appointed by the Board. To the extent possible and advisable, the Committee will be composed of individuals who satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized to interpret the Amended Plan and to adopt rules and procedures relating to its administration. Subject to specified limitations, the Committee is authorized to make such modifications to the Amended Plan and to the grants thereunder as are necessary to effectuate the intent of the Amended Plan as a result of any changes in the tax, accounting or securities laws treatments of participants, the Company and the Amended Plan. Further, the Committee may modify an existing option or a restricted stock grant; however, no modification may be made that would impair the rights of the participant without the participant's consent.

OPTIONS

    Each option will be granted on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Amended Plan. The Committee determines whether the options will be incentive stock options or nonqualified stock options. Under the Amended Plan, the exercise price of any option may not be less than the fair market value of such shares on the date of the grant of the option and, solely with respect to any incentive stock option granted to a participant who is a ten percent stockholder of the Company, will not be less than 110% of the fair market value on the date of the grant of the incentive stock option. The Committee also determines the termination date of the options, which will not be later than ten years after the date of grant (or five years in the case of an incentive stock option granted to a ten percent stockholder).

    The closing price for the Common Stock, as reported on the Nasdaq Stock Market on May 29, 2001, was $29.85 per share.

EXERCISE

    Each option will become exercisable (i) as to one-fourth ( 1/4) of the full number of shares subject thereto one year after the date of grant and (ii) as to the balance in thirty-six (36) equal cumulative monthly installments following such first anniversary date, or in such other installments and at such other intervals as the Board or the Committee may otherwise determine. No persons may receive incentive stock options that are exercisable for the first time during any calendar year with respect to Common Stock having a fair market value of more than $100,000. In calculating the $100,000 limit, Common Stock is valued at its fair market value on the date of grant. If an option expires or terminates before it is exercised in full, the unissued stock reserved for the option becomes available for the granting of new options or the issuance of restricted stock.

    Options may be exercised by payment of the full purchase price in cash or by any other form of consideration that the Committee has approved, such as the surrender of outstanding shares of Common Stock owned by the participant or by withholding shares that would otherwise be issued upon the exercise of the option. The Committee may also authorize the exercise of options by the delivery of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the option.

    All rights to exercise options terminate three months following the participant's severance for any reason other than death or disability, or upon expiration of the option, whichever occurs first. During such three-month period, the participant may only exercise options to the extent they were exercisable on the date of the participant's severance. If a participant dies without having fully exercised his or her options during the period of his or her employment or within three months of his or her severance, the options may be exercised within a period of one year following his or her death, if the expiration of the option period has not first occurred to the extent the participant could have exercised them on the date of his or her death. If the participant was disabled at the time of severance, the options may be exercised within a period of one year following his or her severance, if the expiration date has not first occurred, to the extent the participant could have exercised them on the date of his or her severance.

SUBSTITUTE OPTIONS

    The Company may grant options to employees of acquired companies who hold stock options of the acquired company upon such terms and conditions as the Committee may determine but may not be contrary to applicable law.

TRANSFER RESTRICTIONS

    Options may be transferred only by will or the laws of descent and distribution.

RESTRICTED STOCK

    Pursuant to the Amended Plan, the Committee will from time to time determine, in its discretion, those persons who will be offered the right to purchase shares of restricted stock and the number of shares that may be purchased by each such person.

    The purchase price per share of all restricted stock will be determined by the Committee, in its sole discretion, so long as the purchase price is not less than the fair market value of Common Stock on the date the right to purchase such restricted stock is granted.

    A participant will not have a vested right to the shares subject to the grant of restricted stock until satisfaction of the vesting requirements specified in the grant. The participant may not assign or alienate his or her interest in the shares of restricted stock prior to vesting.

MODIFICATIONS

    The Committee may modify an existing option, including the right to accelerate the right to exercise it, extend or renew it, or cancel it and issue a new option. Similar modifications may be made to grants of restricted stock. However, no modification may be made in a manner adverse to the participant holding that option or restricted stock without that participant's consent.

ADJUSTMENTS

    The maximum number of shares that may be issued under the Amended Plan, and all outstanding options and outstanding securities subject to the Company's repurchase right, will be adjusted for stock splits, stock dividends and similar capital changes. The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders, other than normal cash dividends.

MERGERS; REORGANIZATIONS

    In the event of a merger, share exchange, reorganization or consolidation of the Company in which the Company is not the surviving corporation or survives as a subsidiary of another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option, the participant will fully vest in and have the right to exercise the option as to all of the shares of Common Stock purchasable under the option, including shares that would not otherwise be vested or exercisable. Notwithstanding the foregoing, the Board or Committee may, in any specific case, provide for the treatment of an option in a manner different than that described above.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend or terminate the Amended Plan. However, no modification may be made that would impair the rights of the participant holding an option without the participant's consent. Further, without the approval of the majority of the Company's stockholders, the Board may not amend the provisions of the Amended Plan regarding (i) the class of individuals entitled to receive incentive stock options; or (ii) the maximum number of shares of Common Stock that may be issued under the Amended Plan (except in the case of adjustments for stock splits, stock dividends or similar events).

    The Amended Plan does not prevent the Company from establishing any other plan, program or arrangement of any kind relating to employee compensation or benefits or providing for the issuance of shares of Common Stock, and the grant of options or opportunities to purchase restricted stock under the Amended Plan will not preclude any employee from participating in any other plan, program or arrangement of the Company or its subsidiaries.

    THE ABOVE DESCRIPTION SUMMARIZES THE MAIN PROVISIONS OF THE AMENDED PLAN AND THE STOCK INCENTIVES GRANTED THEREUNDER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF THE AMENDED PLAN. STOCKHOLDERS ARE URGED TO READ THE AMENDED PLAN IN ITS ENTIRETY.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences to a participant and the Company with respect to shares of Common Stock issued under the Amended Plan. In addition, there may be state and local tax consequences to a participant which may vary between each state and locality.

INCENTIVE STOCK OPTIONS

    No taxable income will be recognized by a participant upon the grant or exercise of any incentive stock option under the Amended Plan. However, the amount by which the fair market value of stock purchased upon exercise of an incentive stock option exceeds the option price of such stock constitutes an item of tax preference which could then be subject to the alternative minimum tax in the year that the option is exercised. The Company will not be entitled to any income tax deduction as the result of the grant or exercise of any incentive stock option.

    Gain or loss resulting from the subsequent sale of stock acquired upon exercise of an incentive stock option will be long-term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the participant upon exercise, provided that the participant is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the participant's death or disability prior to exercise of an incentive stock option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long-term capital gain or loss or ordinary income.

    If the subsequent sale of stock is made prior to the expiration of such two-year or one-year periods, the participant will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, provided that if such sale is a transaction in which a loss (if sustained) would have been recognized by the participant, the amount of ordinary income recognized by the participant will not exceed the excess (if any) of the amount realized on the sale over the option price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the participant upon such sale would then be taxable as capital gain, either long-term or short-term depending upon whether the stock had been held for more than one year prior to sale.

    If the sale of stock received upon exercise of an option qualifies for long-term capital gain treatment, the capital gain would be taxed to individuals in accordance with the tax rates then in effect under the Code. Long-term capital gains are currently taxed at a maximum federal rate of 28%.

NONQUALIFIED STOCK OPTIONS

    Generally, at the time of the grant of any nonqualified stock option under the Amended Plan, no taxable income will be recognized by the participant and the Company will not be entitled to a deduction. Upon the exercise of such option, the participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such participant exceeds the option price.

    Income recognized by the participant upon exercise of a nonqualified stock option will be taxed as ordinary income in accordance with the tax codes then in effect under the Code. Ordinary income is currently taxed at a maximum federal rate of 39.6%. If the participant is an employee, such income will constitute "wages" with respect to which the Company is required to deduct and withhold federal and state income and payroll taxes. Any such deductions will be made from the wages, salary, bonus or other income to which the participant would otherwise be entitled and, at the Company's election, the participant may be required to pay to the Company (for withholding on the participant's behalf) any amount not so deducted but required to be so withheld.

    Upon the subsequent disposition of shares acquired upon the exercise of an option other than an incentive stock option, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition, the capital gain or loss will be long-term.

ACCELERATION OF STOCK OPTIONS UPON A TRANSFER OF CONTROL

    If, upon a reorganization, merger, sale or other transaction resulting in a change in control of the Company, the exercisability of stock options held by certain employees (generally officers, stockholders and highly compensated employees of the Company) is accelerated (or payments are made to cancel unexercisable options of such employees), such acceleration or payment may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes. If the present value of all of the participant's parachute payments exceeds three times the participant's average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of such parachute payment which is in excess of the greater of such average compensation of the participant or an amount which the participant establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such excess parachute payment.

RESTRICTED STOCK

    A purchaser of restricted stock will be required to include in his or her gross income, in the taxable year of such purchaser in which the shares of restricted stock vest, the amount by which the then fair market value of such restricted stock (determined at the date of vesting) exceeds the purchase price paid for such restricted stock. However, a purchaser may elect pursuant to
Section 83(b) of the Code to include in his or her gross income for the taxable year in which the restricted stock is issued, the excess of the fair market value of all such restricted stock at the time of such issuance (determined without reference to the Company's repurchase rights) over the amount paid for such restricted stock. In this event, the purchaser will not recognize taxable income when the restricted stock vests. If shares with respect to which a
Section 83(b) election has been made are later repurchased by the Company, the purchaser will not be entitled to a deduction.

    As a result of issuing restricted stock subject to a repurchase right, the Company will be entitled to a deduction for its taxable year within which ends the taxable year of the purchaser of such stock in which such purchaser is required to include an amount in gross income, either as a result of the vesting of the shares or of making a Section 83(b) election. The amount of such deduction will be equal to the amount, if any, which the purchaser of such stock is required to include in his or her gross income.

    Any amount included in a purchaser's gross income as a result of the issuance of shares of restricted stock under the Amended Plan or the vesting of shares of stock will be taxed a ordinary income. If the purchaser is an employee, such amount will constitute "wages" with respect to which the Company is required to deduct and withhold federal and state income and payroll taxes. Any such deductions will be made from the wages, salary, bonus or other income to which the purchaser would otherwise be entitled and, at the Company's election, the purchaser may be required to pay the Company (for withholding on such purchaser's behalf) any amount not so deducted but required to be so withheld.

    Except as described above, upon the disposition of shares of vested restricted stock, the purchaser will recognize capital gain or loss in an amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares. If such shares have been held at the time of their disposition for more than one year from the earlier of the date of a Section 83(b) election or the date the Company's repurchase right terminates as to the shares, the capital gain or loss will be long-term. A purchaser of restricted stock may not assign or alienate his or her interest in the restricted stock prior to vesting. However, if a purchaser of restricted stock does dispose of such unvested shares of stock, the purchaser will recognize compensation in the amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares.

COMPENSATION DEDUCTION LIMITATION

    In certain circumstances, a publicly held corporation such as the Company is denied an income tax deduction for compensation paid to certain "covered employees" (as defined below) in excess of $1.0 million per year. However, upon exercise, nonqualified stock options granted under the Amended Plan with an option price equal to or greater than the fair market value of the Common Stock at the time of grant generally will not be subject to the $1.0 million deduction limitation so long as the Committee is at all times composed of "outside directors" as defined in applicable Treasury Regulations. If so, the nonqualified stock options should then meet the exemption for "performance-based" compensation. A "covered employee" is a participant who, on the last day of the taxable year of the Company, is the chief executive officer or one of the four other most highly compensated executive officers of the Company for proxy disclosure purposes. Sales of restricted stock are also subject to this $1.0 million deduction limitation.

    THE FOREGOING SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS, HOLDERS OF RESTRICTED STOCK AND THE COMPANY WITH RESPECT TO SHARES ISSUED UNDER THE AMENDED PLAN DOES NOT PURPORT TO BE COMPLETE AND REFERENCE IS MADE TO THE APPLICABLE PROVISIONS OF THE CODE.

                    REASONS FOR APPROVAL OF 2001 STOCK PLAN

    The Board of Directors believes that the selected use of stock options and restricted stock is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Amended Plan is important to the Company's business prospects and operations.

                                 VOTE REQUIRED

    The approval of the Amended Plan requires the consent of a majority of the shares of Common Stock. Any action other than the delivery of a properly executed consent within the sixty-day period will have the practical effect of voting against the Amended Plan.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDED PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid or accrued by the Company to the Chief Executive Officer and to each of the four additional most highly compensated executive officers for each of the fiscal years in the three-year period ended October 1, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                             -----------------------------------
                                          ANNUAL COMPENSATION                         AWARDS            PAYOUTS
                             ---------------------------------------------   ------------------------   --------
                                                                 OTHER                     SECURITIES
                                                                 ANNUAL      RESTRICTED    UNDERLYING     LTIP
                                         SALARY     BONUS     COMPENSATION      STOCK       OPTIONS/    PAYOUTS       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)         ($)(1)      AWARD(S)($)    SARS(#)       ($)      COMPENSATION($)
---------------------------  --------   --------   --------   ------------   -----------   ----------   --------   ---------------
Li-San Hwang ..............    2000     220,000     40,000          913(2)        0          30,000        0            4,305(3)
  Chairman, Chief Executive    1999     195,000          0        1,801           0          15,000        0            8,350
  Officer and President        1998     185,000     85,000          601           0          15,625        0           10,266

James M. Jaska ............    2000     170,000     50,000        5,400(4)        0          25,000        0            4,939(5)
  Executive Vice President,    1999     150,000          0        5,400           0          10,000        0            8,696
  Chief Financial Officer      1998     120,000     60,000        4,950           0           3,125        0            7,060
  and Treasurer

Richard A. Lemmon .........    2000     135,000     50,000        5,400(6)        0          10,000        0            3,972(7)
  Executive Vice President     1999     118,000     30,000        5,400           0           7,500        0            6,898
  and Secretary                1998     100,000     35,000        4,950           0           3,125        0            5,871

Charles R. Faust ..........    2000     130,000     30,000        7,650(8)        0           3,000        0            7,788(9)
  Vice President               1999     125,000     10,260        7,650           0           3,000        0            7,480
                               1998     120,000     25,000        7,650           0           6,250        0            7,155

William R. Brownlie .......    2000     120,000     20,000        5,400(10)       0           3,000        0            3,587(11)
  Senior Vice President        1999     117,000     30,000       16,458           0           3,750        0            7,000
                               1998     115,000     35,000        5,400           0           3,906        0            6,890

--------------------------

(1) No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of such officer's compensation in fiscal 2000.

(2) Comprised of $913 in benefits and premiums paid by the Company to Dr. Hwang pursuant to the Executive Medical Reimbursement Plan.

(3) Comprised of $4,305 of Company contributions to its Retirement Plan.

(4) Comprised of $5,400 in automobile allowances.

(5) Comprised of $4,939 of Company contributions to its Retirement Plan.

(6) Comprised of $5,400 in automobile allowances.

(7) Comprised of $3,972 of Company contributions to its Retirement Plan.

(8) Comprised of $5,400 in automobile allowances and $2,250 in life insurance premiums paid on behalf of Dr. Faust.

(9) Comprised of $7,788 of Company contributions to its Retirement Plan.

(10) Comprised of $5,400 in automobile allowances.

(11) Comprised of $3,587 of Company contributions to its Retirement Plan.

DIRECTOR COMPENSATION

    Each nonemployee director of the Company received $10,000 cash compensation for service on the Board of Directors and $2,500 cash compensation for service on each committee thereof during the fiscal year ended October 1, 2000. This compensation was in lieu of options as set forth below.

    Under the Company's 1992 Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan"), an option to purchase 4,768 shares of Common Stock is granted to each nonemployee director of the Company automatically each year, immediately following the annual meeting of stockholders of the Company. Such option vests and becomes exercisable in full on the date of the next annual meeting of stockholders, provided that the optionee is reelected as a director of the Company. The exercise price of stock options granted under the Nonemployee Directors Plan is equal to the fair market value of the Common Stock on the date of grant. During the fiscal year ended October 1, 2000, each nonemployee director elected at the 2000 Annual Meeting of Stockholders was entitled to receive an option to purchase 4,768 shares of Common Stock at an exercise price of $18.875 per share, but declined such grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company.

STOCK OPTIONS

    The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                         INDIVIDUAL GRANTS                         ANNUAL RATES OF
                                      -------------------------------------------------------        STOCK PRICE
                                        NUMBER OF      % OF TOTAL                                 APPRECIATION FOR
                                       SECURITIES     OPTIONS/SARS                                   OPTION TERM
                                       UNDERLYING      GRANTED TO    EXERCISE OR                ---------------------
                                      OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION      5%          10%
NAME                                  GRANTED(#)(1)   FISCAL YEAR      ($/SH)         DATE       ($)(2)      ($)(2)
----                                  -------------   ------------   -----------   ----------   ---------   ---------
Li-San Hwang........................     30,000           4.23          10.91       11/14/09     205,837     521,632
James M. Jaska......................     25,000           3.52          10.91       11/14/09     171,531     434,693
Richard A. Lemmon...................     10,000           1.41          10.91       11/14/09      68,612     173,877
Charles R. Faust....................      3,000           0.42          10.91       11/14/09      20,584      52,163
William R. Brownlie.................      3,000           0.42          10.91       11/14/09      20,584      52,163

------------------------

(1) All options are incentive stock options and were granted under the Company's 1992 Incentive Stock Plan. Such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant.

(2) Potential realizable value is determined by multiplying the exercise or base price per share by the stated annual appreciation rate compounded annually for the term of the option (10 years), subtracting the exercise or base price per share from the product, and multiplying the remainder by the number of options granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

    The following table sets forth information concerning the aggregate number of options exercised during fiscal 2000 by each of the named executive officers:

                  OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                                      NUMBER OF           UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                        FY-END              FY-END
                                            SHARES       VALUE     ----------------   -------------------
                                          ACQUIRED ON   REALIZED     EXERCISABLE/        EXERCISABLE/
NAME                                      EXERCISE(#)    ($)(1)    UNEXERCISABLE(#)   UNEXERCISABLE($)(2)
----                                      -----------   --------   ----------------   -------------------
Li-San Hwang............................         0            0     46,354/51,005        886,612/833,282
James M. Jaska..........................         0            0     82,192/39,923      1,742,385/673,219
Richard A. Lemmon.......................     5,000      105,645     22,364/20,607        435,089/336,426
Charles R. Faust........................         0            0     31,661/10,649        670,948/167,557
William R. Brownlie.....................     1,093       24,422      54,365/8,744      1,230,696/135,798

------------------------

(1) Value realized upon exercise is determined by subtracting the exercise price from the closing price for the Common Stock on the date of exercise as reported by the Nasdaq Stock Market and multiplying the remainder by the number of shares of Common Stock exercised.

(2) Year end value is determined by subtracting the exercise price from the fair market value of $28.56 per share (the closing price for the Company's Common Stock as reported by the Nasdaq Stock Market as of September 29, 2000) and multiplying the remainder by the number of underlying shares of Common Stock.

BONUS PROGRAMS

    The Board of Directors awards, at its discretion, annual bonuses to its executive officers based upon recommendations made by the Compensation Committee (as to Dr. Hwang) and Dr. Hwang (as to the other executive officers) concerning individual performance and the Company's achievement of certain operating results. The Company maintains a separate bonus program for other key employees. Under that program, the Company is divided into 22 operating units. If the operating profit for any operating unit determined on an annual basis following the conclusion of the fiscal year exceeds the targeted percentage for that year, then a bonus equal to 25% of the amount in excess of the target is allocated to that profit center and the group manager divides it among group members in his or her discretion based upon individual performance.

2001 STOCK PLAN

    The 2001 Stock Plan (the "Plan") was adopted by the Board, subject to stockholder approval, on December 29, 2001. At the Annual Meeting of the Stockholders of the Company held on February 22, 2001, the stockholders failed to approve the Plan. Based upon stockholder input, the Board adopted the following amendments to the Plan on May 22, 2001: (i) a reduction in the aggregate number of shares of Common Stock that may be issued pursuant to the Plan from 5,000,000 to 2,000,000; and (ii) a reduction in the maximum number of shares that may be issued to a single participant (pursuant to the exercise of a stock option or the grant of restricted stock) from 1,000,000 to 400,000. The Plan, as amended, is hereinafter referred to as the "Amended Plan." To date, no grants of options or restricted stock have been made under this Amended Plan.

1992 INCENTIVE STOCK PLAN

    The Company's 1992 Incentive Stock Plan (the "1992 Plan") was adopted by the Company's Board of Directors on December 1, 1992 and was subsequently approved by the Company's stockholders. The 1992 Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to key employees and officers of the Company or any of its subsidiaries, including directors who are also key employees or officers of the Company and its subsidiaries. The maximum number of shares of Common Stock authorized for issuance under the 1992 Plan is 7,106,387. As of May 1, 2001, 372,482 shares of Common Stock were available for grant. If the Amended Plan is approved by the stockholders, the Company will cease granting stock options under the 1992 Plan.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board of Directors on November 15, 1995 and was subsequently approved by the Company's stockholders. The Purchase Plan provides for the granting of Purchase Rights to purchase Common Stock to regular full-time and regular part-time employees and officers of the Company or any of its subsidiaries, including directors who are also employees or officers of the Company or any of its subsidiaries. Under the Purchase Plan, 1,098,632 shares may be issued upon the exercise of Purchase Rights.

    Each Purchase Right lasts for a period of 52 weeks (a "Purchase Right Period"). Prior to the beginning of each Purchase Right Period, employees may elect to contribute fixed amounts to the Purchase Plan during that Purchase Right Period to purchase Common Stock. The maximum amount that an employee can contribute during a Purchase Right Period is $4,000, and the minimum contribution per payroll period is $25.

    Under the Purchase Plan, the exercise price of a Purchase Right will be the lesser of 100% of the fair market value of such shares (based upon its closing price on the Nasdaq Stock Market) on the first day of the Purchase Right Period or 85% of the fair market value on the last day of such Period. Employees' contributions to the Purchase Plan are automatically used to purchase Common Stock on the last day of the Purchase Right Period unless an employee elects to withdraw from the Purchase Plan or is terminated prior to that date. If the Company is sold, all Purchase Rights will become exercisable immediately preceding the sale. Employees who elect to suspend their contributions can elect either to withdraw their contributions or leave those amounts in the Purchase Plan to be used to purchase Common Stock at the end of the Purchase Right Period.

RETIREMENT PLANS

    THE COMPANY RETIREMENT PLAN. The Company maintains a combined discretionary profit-sharing contribution and 401(k) retirement plan (the "Retirement Plan") covering all employees of the Company and its subsidiaries and related participating employers. The Retirement Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the 401(k) portion of the Retirement Plan is intended to qualify under Section 401(k) of the Code.

    Under the terms of the Retirement Plan, each eligible employee may elect to defer up to 15% of base compensation or the maximum 401(k) contribution allowed under Federal law and to have such deferred amount contributed to the Retirement Plan on his or her behalf. The Company makes a matching contribution to each employee who elects to participate in the 401(k) portion of the Retirement Plan. In addition, the Board of Directors may elect to have the Company make a profit-sharing contribution that will be allocated among the eligible participants in the ratio that each participant's gross base compensation bears to the total gross base compensation of all eligible employees. Company matching and profit-sharing contributions fully vest upon the earlier of the employee's retirement, death, disability, or fifth year of service. Benefits under the Retirement Plan are generally distributed in the form of a lump sum following a participant's retirement, death, disability or termination of employment. Benefits may be distributed prior to termination of employment under certain circumstances including hardship. The Company pays all costs associated with the administration of the Retirement Plan.

    OTHER RETIREMENT PLANS. SCM Consultants, Inc., McNamee, Porter & Seeley, Inc., the Sentrex Group of Companies, MFG, Inc., Cosentini Associates, Inc., PDR Engineers, Inc., Evergreen Utility Contractors, Inc., FHC, Inc., Rizzo Associates, Inc., Utilities & C.C., Inc., eXpert Wireless Solutions, Inc., and Rocky Mountain Consultants, Inc., subsidiaries of the Company, participate in separate retirement plans covering their respective employees.

EXECUTIVE MEDICAL REIMBURSEMENT PLAN

    The Executive Medical Reimbursement Plan (the "Medical Plan"), which was established by the Company's predecessor in 1975 for the benefit of the Company's executive officers, reimburses participants, their spouses and covered children for medical expenses not covered by the Company's regular group medical plan. In effect, this Medical Plan provides participants with 100% medical coverage for all allowable medical expenses. During the fiscal year ending October 1, 2000, premiums totaling $500 were paid by the Company in connection with the Medical Plan. At the present time, Messrs. Hwang and Gherini are the only executive officers covered by the Medical Plan and the Company does not intend to offer the Medical Plan to any additional executive officers in the future.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors oversees the general compensation policies of the Company, oversees the compensation plans, establishes the specific compensation of Dr. Hwang, the Company's Chief Executive Officer, reviews the Chief Executive Officer's recommendations as to the specific compensation levels for the other executive officers and oversees the Company's stock incentive plans. The Compensation Committee is composed of two independent non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICY AND PROGRAMS

    The Committee's responsibility is to provide a strong and direct link among stockholder values, Company performance and executive compensation through its oversight of the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

    Each year the Committee has conducted a full review of the Company's executive compensation program. It has been the Committee's practice to establish target levels of compensation for senior officers consistent with that of companies comparable in size and complexity to the Company, as well as companies which are direct business competitors of the Company. After review of data relating to all aspects of compensation paid by such groups of companies, actual compensation of the Company's executive officers is subject to increase or decrease by the Committee from targeted levels according to the Company's overall performance and the individual's efforts and contributions. A significant portion of executive compensation is directly related to the Company's financial performance and is therefore at risk. Total compensation for the Company's senior management is composed of base salary, near-term incentive compensation in the form of bonuses and long-term incentive compensation in the form of stock options. The Committee retains the discretion to adjust the formula for certain items of compensation so long as total compensation reflects overall corporate performance and individual achievement.

BASE SALARY

    In establishing base salary levels for senior officer positions, the Committee and Dr. Hwang consider levels of compensation at similarly situated companies and at direct competitors, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Dr. Hwang consider individual performance, including the accomplishment of short- and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability.

    In fiscal 2000, the annual base salary of Dr. Hwang was determined by the Committee based on comparable chief executive salaries of a peer group of companies and of direct competitors referred to above, the Company's overall performance and profitability in fiscal 2000, Dr. Hwang's efforts and contributions to the Company and Dr. Hwang's ownership interest in the Company.

BONUSES

    The Company's executive officers are eligible for annual bonuses based upon recommendations made by Dr. Hwang (as to the other executive officers) and the Compensation Committee (as to Dr. Hwang) based upon their individual performance and the Company's achievement of certain operating results.

    Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior fiscal year. The amount of awards for senior officers are within guidelines established by the Committee and Dr. Hwang as a result of their review of total compensation for senior management of peer companies and competitors. The actual amount awarded, within these guidelines, will be determined principally by the Committee's and Dr. Hwang's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's executive responsibility and the Committee's and Dr. Hwang's evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position. In fiscal 2001, cash bonuses related to performance in fiscal 2000 paid to three of the five named executive officers ranged from $20,000 to $50,000, and ranged from 17% to 37% of such officers' base salaries.

STOCK OPTIONS

    In fiscal 1992, the Committee adopted the Company's 1992 Incentive Stock Plan (the "1992 Plan"). The purpose of the 1992 Plan is to provide incentives and reward the contributions of key employees and officers for the achievement of long-term Company performance, as measured by earnings per share and the market value of the Common Stock. The Committee and Dr. Hwang set guidelines for the number and terms of stock option or restricted stock awards based on factors similar to those considered with respect to the other components of the Company's compensation program, including comparison with the practices of peer group companies and direct competitors. In the event of unsatisfactory corporate performance, the Committee may decide not to award stock options or restricted stock in any given fiscal year although exceptions to this policy may be made for individuals who have assumed substantially greater responsibilities and other similar factors. The awards under the 1992 Plan are designed to align the interests of executives with those of the stockholders. Generally, stock options become exercisable in cumulative installments over a period of four years, but the individual forfeits any installment which has not vested during the period of his or her employment.

    Under the 1992 Plan, the Committee awarded stock options in fiscal 2000 to all named executive officers.

INTERNAL REVENUE CODE SECTION 162(M)

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE

                                          J. Christopher Lewis
                                          Patrick C. Haden

                              COMPANY PERFORMANCE

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) Index and a Company-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on September 29, 1995, and that all dividends have been reinvested. The Company-constructed Peer Group Index includes the following companies: Fluor Corporation, IT Group, Inc., Jacobs Engineering Group Inc., LCC
International, Inc., Mastec, Inc., Quanta Services, Inc., URS Corporation and Wireless Facilities, Inc. The Company believes that the companies included in the Peer Group Index are among the primary competitors of the Company.

    The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
               TETRA TECH, NASDAQ STOCK MARKET (U.S. COMPANIES),
                  AND TETRA TECH'S SELF-CONSTRUCTED PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          TETRA TECH  NASDAQ STOCK MARKET  PEER INDEX
9/29/95       $100.0               $100.0      $100.0
12/29/95       $97.8               $101.2      $115.6
3/29/96        $95.7               $106.0      $119.9
6/28/96       $107.5               $114.6      $119.3
9/30/96       $127.7               $118.7      $114.8
12/31/96      $106.2               $124.5      $122.5
3/31/97        $78.6               $117.8      $103.8
6/30/97       $129.7               $139.4      $119.1
9/30/97       $131.7               $162.9      $118.7
12/31/97      $134.4               $152.5       $82.2
3/31/98       $163.0               $178.5      $109.5
6/30/98       $163.0               $183.4      $107.4
9/30/98       $189.0               $165.5       $87.1
12/31/98      $227.3               $215.1      $101.9
3/31/99       $176.9               $241.2       $82.5
6/30/99       $173.3               $263.9      $114.0
9/30/99       $175.2               $270.4      $102.5
12/31/99      $161.0               $399.7      $105.2
3/31/00       $249.4               $448.6      $148.8
6/30/00       $240.2               $390.0      $120.4
9/29/00       $299.9               $358.9      $100.8

                         SEPT. 29, 1995    SEPT. 30, 1996   SEPT. 30, 1997   SEPT. 30, 1998     SEPT. 30, 1999     SEPT. 29, 2000
Tetra Tech                    100.0             127.7            131.7             189.0              176.2              299.9
Nasdaq Stock Market           100.0             118.7            162.9             165.5              270.4              358.9
Peer Index                    100.0             114.8            118.7              87.1              102.5              100.8

    The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Company Performance" will not be considered "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

                                                  By Order of the Board of Directors

                                                  /s/ RICHARD A. LEMMON
                                                  ---------------------------------
                                                  Richard A. Lemmon
                                                  EXECUTIVE VICE PRESIDENT AND SECRETARY

Pasadena, California
Dated: May 31, 2001

                                                                         ANNEX A

                                Tetra Tech, Inc.
                                2001 Stock Plan

    1. PURPOSE. The purpose of the Tetra Tech, Inc. 2001 Stock Plan ("Plan") is to promote the interests of Tetra Tech, Inc. ("Company") and its stockholders by enabling it to offer grants of stock to better attract, retain, and reward its employees, directors and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

    2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below.

        (a) "Board" means the Board of Directors of Tetra Tech, Inc.

        (b) "Code" means the Internal Revenue Code of 1986. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

        (c) "Committee" means the administrative Committee of this Plan that is provided in Section 3 of this Plan.

        (d) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

        (e) "Company" means Tetra Tech, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

        (f) "Disabled" means permanent and total disability, as defined in Code
    Section 22(e)(3).

        (g) "Exchange Act" means the Securities Exchange Act of 1934.

        (h) "Fair Market Value" of Common Stock for any day shall be determined in accordance with the following rules.

           (i) If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

           (ii) If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

           (iii) If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

           (iv) If the Common Stock is not included in (i), (ii) or
       (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

    If the national securities exchange, Nasdaq National Market, NSM, or NASD as applicable, are closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

        (i) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option within the meaning of Code Section 422.

        (j) "Insider" means a person who is subject to Section 16 of the Exchange Act.

        (k) "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

        (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

        (m) "Parent" shall mean any corporation (other than Tetra Tech, Inc.) in an unbroken chain of corporations ending with Tetra Tech, Inc. if each of the corporations (other than Tetra Tech, Inc.) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

        (n) "Participant" means a person who was been granted an Option or Restricted Stock under the Plan.

        (o) "Plan" means this Tetra Tech, Inc. 2001 Stock Plan, as it may be amended from time to time.

        (p) "Restricted Stock" means shares of Common Stock issued under
    Section 9 of this Plan below that are subject to restrictions upon assignment or alienation prior to vesting.

        (q) "Severance" means, with respect to a Participant, the termination of the Participant's provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or Parent (or vice versa).

        (r) "Subsidiary" means any corporation or entity in which Tetra
    Tech, Inc., directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

        (s) "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent (10%) of the stock of the Tetra Tech, Inc. or of any of its Parents or Subsidiaries.

    3.  ADMINISTRATION.

        (a) This Plan shall be administered by a Committee appointed by the Board. The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m). Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board.

        (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

           (i) A majority of the members present at any meeting conducted in accordance with the Company's bylaws; or

           (ii) The unanimous consent of all of the members in writing without a meeting.

        (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

        (d) Subject to the limitations of Sections 10 and 14 of this Plan, the Committee is expressly authorized to make such modifications to this Plan and to the grants of Restricted Stock hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants, the Company and the Plan.

        (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options or Restricted Stock to Insiders if that would cause such grants to fail to satisfy Rule 16b-3 under the Exchange Act or Code Section 162(m).

    4.  DURATION OF PLAN.

        (a) This Plan shall be effective as of December 29, 2000, provided it is approved by the majority of the Company's stockholders, in accordance with the provisions of Code Section 422, within twelve (12) months before or after the date of its adoption by the Board.

        (b) In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void.

        (c) This Plan shall terminate on December 29, 2010, except with respect to Options then outstanding.

    5.  NUMBER OF SHARES.

        (a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be Two Million (2,000,000). The maximum number of shares that may be issued to a single Participant pursuant to the grant of Options and/or Restricted Stock is Four Hundred Thousand (400,000).

        (b) Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

        (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan.

    6.  ELIGIBILITY.

        (a) Persons eligible for Options under this Plan shall consist of employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

        (b) Notwithstanding anything in this Plan to the contrary, in the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to individuals or entities in substitution of stock options previously granted to those individuals or entities in connection with their performance of services for such acquired entity upon such terms and conditions as the Committee shall determine but which shall not be contrary to applicable law, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

    7.  FORM OF OPTIONS.

        (a) Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan.

        (b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option, which in all cases shall be at least equal to the Fair Market Value of the Common Stock on the date of the grant.

        (c) The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

    8.  EXERCISE OF OPTIONS.

        (a) Subject to all other provisions of this Plan, each Option shall become exercisable (i) as to one-fourth ( 1/4) of the full number of shares subject thereto one year after the date of grant and (ii) as to the balance in thirty-six (36) equal cumulative monthly installments following such first anniversary date, or in such other installments and at such other intervals as the Board or the Committee may in any specific case otherwise determine in granting such Option. Any Option shall be exercisable following the date of the Participant's Severance only to the extent (if at all) such Option was exercisable on the date of Severance.

        (b) The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Section 422 of the Code. To the extent this limit is exceeded, the surplus shares shall be treated as acquired upon the exercise of a Non-Qualified Stock Option. For this purpose, the shares will be taken into account in the order in which the underlying Options were granted.

        (c) Options shall only be exercisable for whole numbers of shares and for a minimum of 100 shares.

        (d) Options are exercised by payment of the full amount of the purchase price to the Company.

           (i) The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant (that have been held a sufficient period of time (if any) to avoid adverse accounting treatment) or by withholding shares that would otherwise be issued upon the exercise of the Option.

           (ii) If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered.

           (iii) After giving due considerations to the consequences under Rule 16b-3 under the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

    9.  RESTRICTED STOCK.

        (a) The Committee may issue grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which need not be the same for each such grant.

        (b) Restricted Stock may not be sold to Participants for less than Fair Market Value without taking into consideration any consequences under Code
    Section 162(m).

        (c) A Participant shall not have a vested right to the shares subject to the grant of Restricted Stock until satisfaction of the vesting requirements specified in the grant. The Participant may not assign or alienate the Participant's interest in the shares of Restricted Stock prior to vesting.

        (d) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

           (i) Stock dividends, shares resulting from stock splits, ETC. that are issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

           (ii) Cash dividends constitute taxable compensation to the Participant that is deductible by the Company.

    10.  MODIFICATION OF OPTIONS.

        (a) The Committee may modify an existing Option, including the right to:

           (i) Accelerate the right to exercise it;

           (ii) Extend or renew it; or

           (iii) Cancel it and issue a new Option.

    However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without the Participant's consent. Further, no such modification may be made within taking into consideration any consequences under Code Section 162(m). Modifications similar to those described above can be made to grants of Restricted Stock.

        (b) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

        (c) Whether a modification of an existing grant of Restricted Stock or of an Option granted to an Insider will be treated as a new grant will be determined in accordance with Rule 16b-3 under the Exchange Act.

    11.  TERMINATION OF OPTIONS.

        (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates.

           (i) The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

           (ii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

           (iii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

               (A) While the Participant is employed by the Company; or

               (B) Within three (3) months following the Participant's
           Severance.

           (iv) In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date that is three (3) months from the date of the Participant's Severance.

    12.  NON-TRANSFERABILITY OF GRANTS.

        (a) No Option under this Plan shall be assignable or transferable except by will or the laws of descent and distribution.

        (b) Grants of Restricted Stock shall be subject to such restrictions on transferability as may be imposed in such grants.

    13.  ADJUSTMENTS.

        (a) In the event of any change in the capitalization of the Company affecting its Common Stock (E.G., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

           (i) The maximum number of shares of Common Stock that may be issued under this Plan;

           (ii) The number of shares of Common Stock covered by each outstanding Option;

           (iii) The exercise price per share in respect of each outstanding Option; and

           (iv) The maximum number of shares that may be issued to a single individual.

        (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders, other than normal cash dividends.

    14. MERGERS; REORGANIZATIONS. Notwithstanding any other provision of this Plan, in the event of a merger, share exchange, reorganization or consolidation of the Company in which the Company is not the surviving corporation or survives as a subsidiary of another corporation (a "Merger"), each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock purchasable under the Option, including shares that would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Company shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 14, the Option shall be considered assumed if, following the Merger, the option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Merger, the consideration (whether stock, cash or other securities or property) received in the Merger by holders of Common

Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Company may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

    The Board or the Committee may, in any specific case, specifically provide, in an option agreement or otherwise, for the treatment of an Option in a manner different than that set forth above upon the occurrence of any Merger, but in the absence thereof the above provisions of this Section 14 shall govern the Option.

    15.  AMENDMENT AND TERMINATION.

        (a) The Board may at any time amend or terminate this Plan. However, no modification may be made to the Plan that would impair the rights of the Participant holding an Option without the Participant's consent.

        (b) Without the approval of the majority of the stockholders of the Company, the Board may not amend the provisions of this Plan regarding:

           (i) The class of individuals entitled to receive Incentive Stock Options; or

           (ii) The maximum number of shares of Common Stock that may be issued under the Plan, except as provided in Section 13 of this Plan.

    16. NOTICE OF DISQUALIFYING DISPOSITION. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the disposition.

    17.  TAX WITHHOLDING.

        (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

        (b) If Common Stock that was surrendered by the Participant is used to satisfy the Company's tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made. The maximum number of shares that may be withheld is the minimum number of shares necessary to satisfy the applicable tax withholding rules.

    18.  NO ADDITIONAL RIGHTS.

        (a) Neither the adoption of this Plan nor the granting (or exercise) of any Option or Restricted Stock shall:

           (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

           (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

        (b) No Participant shall have any rights as a shareholder with respect to any shares covered by an Option granted to the Participant or subject to a grant of Restricted Stock until the date a certificate for such shares has been issued to the Participant.

    19.  SECURITIES LAW RESTRICTIONS.

        (a) No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

        (b) The Committee may require certain investment (or other) representations and undertakings by the Participant (or other person exercising an Option or purchasing Restricted Stock by reason of the death of the Participant) in order to comply with applicable law.

        (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

    20. INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

    21. GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                                TETRA TECH, INC.

                                  CONSENT FORM

                  CONSENT SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, a stockholder of Tetra Tech, Inc. (the "Company") as of the close of business on May 25, 2001, hereby takes the following action with respect to all stock of the Company held by the undersigned in connection with the solicitation by the Company's Board of Directors of written consents to the approval to the Company's 2001 Stock Plan, as amended, as described in the Company's Consent Solicitation Statement, dated May 31, 2001.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    The Board of Directors recommends that Stockholders CONSENT to the proposal to approve the Company's 2001 Stock Plan, as amended.

    Proposal to approve the Company's 2001 Stock Plan, as amended, as described in the Company's Consent Solicitation Statement dated May 31, 2001

          / / CONSENT          / / WITHHELD CONSENT         / / ABSTAIN

                                                Date: __________________________

                                                ________________________________
                                                          (Signature)

                                                ________________________________
                                                          (Signature)

                                                Please mark, sign, date and
                                                return this form promptly in the
                                                enclosed envelope, in order to
                                                be effective, this consent must
                                                be delivered to the Company
                                                within sixty (60) days of the
                                                delivery to the Company of the
                                                first dated consent from
                                                stockholders. The Company
                                                requests that you return this
                                                form no later than August 4,
                                                2001. Executors, trustees and
                                                others signing in a represented
                                                capacity should include their
                                                names and the capacity in which
                                                they sign.

IMPORTANT: In signing this form, please sign your name or names in the same way as shown above. When signing as fiduciary, please give your full title. If shares are required in the names of two or more persons, each should sign.